Exhibit 10.21

R.R. DONNELLEY & SONS COMPANY

DIRECTOR RESTRICTED STOCK UNIT AWARD

This Restricted Stock Unit Award (“Award”) is granted as of this              day of                  (the “Grant Date”) by R.R. Donnelley & Sons Company, a Delaware corporation (the “Company”), to                                  (“Grantee”). This Award is made to Grantee pursuant to the provisions of the Company’s 2004 Performance Incentive Plan (the “2004 PIP”). Capitalized terms not defined herein shall have the meanings specified in the 2004 PIP.

1. Grant of Award. The Company hereby credits to Grantee                          restricted stock units (the “RSUs”), subject to the restrictions and on the terms and conditions set forth herein. Grantee shall indicate acceptance of this Award by signing and returning a copy hereof.

2. Issuance of Common Stock in Satisfaction of Restricted Stock Units.

(a) On the earlier of (i) the third anniversary of the Grant Date and (ii) the date the Grantee ceases to be a member of the Board of Directors of the Company (the “Board”), the number of shares of Common Stock (or, in the Company’s discretion, cash based on the fair market value of the Common Stock on the date of distribution) equal to one-third of the RSUs (the “First Tranche RSUs”) shall be delivered to the Grantee; provided, however, that the Grantee may elect to defer the delivery of the shares of Common Stock (or cash) underlying the First Tranche RSUs until the date such Grantee ceases to be a member of the Board by delivering the Deferral Election attached hereto as Exhibit A within one year of the Grant Date. THE RIGHT TO DEFER DELIVERY OF THE SHARES UNDERLYING THE FIRST TRANCHE RSUs SHALL LAPSE IF NOT EXERCISED BY THE ONE YEAR ANNIVERSARY OF THE GRANT DATE.

(b) On the date the Grantee ceases to be a member of the Board, shares of Common Stock (or, in the Company’s discretion, cash based on the fair market value of the Common Stock on the date of distribution) with respect to the remaining two-thirds of the RSUs (the “Second Tranche RSUs”) or 100% of the RSUs if the Grantee so elects by delivery of Exhibit A, shall be delivered to the Grantee.

(c) Each RSU shall be cancelled upon the issuance of a share of Common Stock (or cash) with respect thereto.

3. Fractional Shares. Any fractional shares of Common Stock that would otherwise be deliverable on the date Grantee ceases to be a member of the Board or the third anniversary of the Grant Date, as applicable, shall be paid in cash based upon the fair market value of a share of Common Stock on the date of distribution.

4. Dividends. Dividends or other distributions that are payable (other than dividends or distributions for which the record date is prior to the date hereof) during the period commencing on the date hereof and ending on the date on which no RSUs shall remain outstanding (due to issuance of shares of Common Stock (or cash) in satisfaction of RSUs pursuant to paragraph 3) on a like number of shares of Common Stock as are equal to the number of RSUs then outstanding shall be credited to a book keeping account for the Grantee. Such accounts shall be credited quarterly (beginning on the last day of the calendar quarter in which the first credit to the account was made) with an amount of interest on the balance (including interest previously credited) at an annual rate equal to the then current yield obtainable on United States government bonds having a maturity date of approximately five years. The entire amount in such account shall be paid out on the date the Grantee ceases to be a member of the Board (the “Dividend Equivalents”).

5. Rights as a Shareholder. Prior to issuance, Grantee shall not have the right to vote, nor have any other rights of ownership in, the shares of Common Stock to be issued in satisfaction of the RSUs.

6. Withholding Taxes.

(a) As a condition precedent to the issuance to Grantee of any shares of Common Stock pursuant to this Award, the Grantee shall, upon request by the Company, pay to the Company such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award and any Dividend Equivalents. If Grantee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to Grantee.

(b) Grantee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company, (2) delivery to the Company of previously owned whole shares of Common Stock for which Grantee has good title, free and clear of all liens and encumbrances, having a fair market value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award and any Dividend Equivalents (the “Tax Date”), equal to the Required Tax Payments, or (3) directing the Company to withhold a number of shares of Common Stock (or cash) otherwise issuable to Grantee pursuant to this Award and any Dividend Equivalents having a fair market value, determined as of the Tax Date, equal to the Required Tax Payments or any combination of (1)-(3). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by Grantee. No certificate representing a share of Common Stock shall be delivered until the Required Tax Payments have been satisfied in full. For purposes of this Award and any Dividend Equivalents, the fair market value of a share of Common Stock on a specified date shall be determined by reference to the average of the high and low transaction prices in trading of the Common Stock on such date as reported in the New York Stock Exchange-Composite Transactions, or, if no such trading in the Common Stock occurred on such date, then on the next preceding date when such trading occurred.

7. Miscellaneous

(a) The Company shall pay all original issue or transfer taxes with respect to the issuance or delivery of shares of Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will use reasonable efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

(b) This Award shall be governed in accordance with the laws of the State of Illinois.

(c) This Award shall be binding upon and inure to the benefit of any successor or successors to the Company.

(d) Neither this Award nor the RSUs nor any rights hereunder or thereunder may be transferred or assigned by Grantee other than:

(1) by will or the laws of descent and distribution;

(2) in whole or in part to one or more transferees; provided that (i) any such transfer must be without consideration, (ii) each transferee must be a “family member” of Grantee, a trust established for the exclusive benefit of Grantee and/or one or more family member of Grantee or a partnership whose sole equity owners are Grantee and/or family members of Grantee, and (iii) such transfer is specifically approved by the Company’s Chief Administrative Officer or the Committee following the receipt of a completed Assignment of Restricted Stock Unit Award attached hereto as Exhibit B; or

(3) as otherwise set forth in an amendment to this Agreement.

In the event the RSUs are transferred as contemplated in this Section 7(d), such transfer shall become effective when approved by the Company’s Chief Administrative Officer or the Committee (as evidenced by counter execution of the Assignment of Restricted Stock Unit Award on behalf of the Company), and such RSUs may not be subsequently transferred by the transferee other than by will or the laws of descent and distribution. Any transferred RSU shall continue to be governed by and subject to the terms and conditions of the 2004 PIP and this Agreement and the transferee shall be entitled to the same rights as Grantee as if no transfer had taken place. Except as permitted by the foregoing, the RSUs and this Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the RSUs, the RSUs and all rights hereunder shall immediately become null and void. As used in this Section, “family member” with respect to any person, includes any child, step-child, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law and sister-in-law, including adoptive relationships, and any person sharing the transferor’s household (other than a tenant or employee).

(e) The Committee, as from time to time constituted, shall have the right to determine any questions which arise in connection with this Agreement, the RSUs or the Dividend Equivalents. This Agreement and the RSUs are subject to the provisions of the 2004 PIP and shall be interpreted in accordance therewith.

IN WITNESS WHEREOF, the Company has caused this Award to be duly executed by its duly authorized officer.

R.R. Donnelley & Sons Company

By:
Name:
Title:

Accepted:

Exhibit A

R.R. Donnelley & Sons Company

Director Restricted Stock Unit Award

Deferral Election

To: Supervisor, Executive Compensation,

Re: RSU Award

I hereby elect to defer delivery of shares of Common Stock (or, in the Company’s discretion, cash based on the fair market value of the Common Stock on the date of distribution) with respect to the First Tranche RSUs (as defined in the attached Award Agreement until I cease to be a member of the Board.

Last date on which election may be made: [Date]

Date of Election:
Signature of Grantee

Exhibit B

R.R. DONNELLEY & SONS COMPANY

ASSIGNMENT OF RESTRICTED STOCK UNIT AWARD

I,                                      (the “Transferor”), hereby transfer unto                                  (the “Transferee”), as a gift and without receipt of any consideration, those restricted stock units (the “RSUs”) standing in my name on the books of the Company, and set forth as follows :

Date of Grant	RSUs being Transferred

I hereby authorize the Secretary to transfer the RSUs (or portions thereof) as set forth above on the books and records of the Company. I understand that the proposed transfer(s) set forth above are subject to the approval of the Company and, if approved, the proposed transfer(s) shall become effective on the date this Assignment is signed by the Company. I also acknowledge that I will recognize income upon delivery of shares of the Company’s common stock (the “Common Stock”) or cash pursuant to the Restricted Stock Unit Award Agreement and hereby agree to pay to the Company such amount as the Company is advised it is required under applicable federal, state, local or other tax laws to withhold and pay over to governmental taxing authorities by reason of the delivery of shares of Common Stock or cash pursuant to the Award Agreement. I hereby represent that the Transferee is an authorized transferee pursuant to Section 7(d)(2) of the Restricted Stock Unit Award Agreement.

Date signed:	Signature

Print Name:

NOTICE: The signature on this Assignment must correspond to the name in which the RSUs are registered on the books and records of the Company; provided, however, that if the person transferring the RSUs is not such registered owner, proof of such person’s right to transfer the RSUs is being delivered with this Assignment. The Company shall have sole and final authority to determine whether such proof is satisfactory.

To: R.R. Donnelley & Sons Company

The undersigned Transferee acknowledges and agrees that he or she has received and reviewed a copy of the R.R. Donnelley & Sons Company 2004 Performance Incentive Plan (the “Plan”), the agreement relating to each RSU (including any amendment to each such agreement), the Prospectus of the Company relating to the shares of Common Stock to be delivered pursuant to the Restricted Stock Unit Award, the Company’s most recent Annual Report to Stockholders on Form 10-K and the Company’s Proxy Statement relating to its most recent Annual Meeting of Stockholders. The undersigned Transferee further acknowledges and agrees that, except as otherwise specifically provided in an amendment to an Award Agreement, (i) each RSU shall be governed by and remain subject to the terms and conditions of the Plan and related Restricted Stock Unit Award Agreement, as so amended, (ii) the Transferee shall be entitled to the same rights as the person transferring the RSUs as if no transfer had taken place and (iii) may be amended by the Transferor (and not the Transferee) subsequent to the date this Assignment is signed by the Transferee. The undersigned Transferee represents that he/she/it is an authorized transferee pursuant to Section 7(d)(2) of the Restricted Stock Unit Award Agreement.

TRANSFEREE

Signature	Date Signed	Street Address

Print Name and, if applicable, representative capacity (e.g., as trustee, as general partner)		State	Zip Code

Taxpayer I.D. Number

ACKNOWLEDGED AND AGREED: R.R. DONNELLEY & SONS COMPANY

_________________________
Date Signed	Name:
Title: